                                                                  Exhibit (A)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                      OF
                             CONCENTRA CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.00001 per share (including the associated rights to purchase preferred stock) (the "Shares"), of Concentra Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to BankBoston, N.A. as Depositary (the "Depositary") prior to the Expiration Date (as defined in the Introduction to the Offer to Purchase (as defined below)), or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "THE OFFER--Procedure for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                       The Depositary For The Offer Is:

                               BANKBOSTON, N.A.

            By Mail:            By Overnight Courier:              By Hand:

        BANKBOSTON, N.A.           BANKBOSTON, N.A.                 STARS
 ATTN: CORPORATE REORGANIZATION    ATTN: CORPORATE          SECURITIES TRANSFER &
         P.O. BOX 8029              REORGANIZATION                REPORTING
     BOSTON, MA 02266-8029         150 ROYAL STREET             SERVICES, INC.
                                   CANTON, MA 02021        C/O BOSTON EQUISERVE LP
                                                         100 WILLIAM STREET/GALLERIA
                                                              NEW YORK, NY 10038

                          By Facsimile Transmission:
                       (For Eligible Institutions Only)

                                (781) 575-2232

                             Confirm by Telephone:

                                (781) 575-3120

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies And Gentlemen:

  The undersigned hereby tenders to KL Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Oracle Corporation, a corporation organized and existing under the laws of the State of Delaware, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "THE OFFER--Procedure for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

 SIGNATURE(S) OF HOLDER(S) __________________________
 ------------------------------------     ------------------------------------
     NAME(S) OF RECORD HOLDER(S)                    NUMBER OF SHARES
 ------------------------------------     ------------------------------------
            (PLEASE PRINT)                     SHARE CERTIFICATE NOS. (IF
 ------------------------------------                  AVAILABLE)
                                          ------------------------------------
             ADDRESS(ES)                  Check ONE box if Shares will be
 ------------------------------------     tendered by book entry transfer:
                             ZIP CODE     [_] The Depository Trust Company
                                          [_] Philadelphia Depository Trust
                                          Company
 ------------------------------------
     AREA CODE AND TELEPHONE NO.
 ------------------------------------     ------------------------------------
                                                     ACCOUNT NUMBER
 ------------------------------------     ------------------------------------
             SIGNATURE(S)                    NAME OF TENDERING INSTITUTION
                                          Dated: _____________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.
 ------------------------------------     ------------------------------------
             NAME OF FIRM                         AUTHORIZED SIGNATURE
 ------------------------------------     ------------------------------------
               ADDRESS                            NAME (PLEASE PRINT)
 ------------------------------------     ------------------------------------
                             ZIP CODE                    TITLE
 ------------------------------------     ------------------------------------
     AREA CODE AND TELEPHONE NO.                         DATED
 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE; CERTIFICATES FOR
            SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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